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                                                             EXHIBIT EX-10.20











                          TRANSAMERICA CORPORATION
                         DEFERRED COMPENSATION PLAN



                         (Effective January 1, 1995)

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                             TABLE OF CONTENTS

                                                                         Page
SECTION 1
                                 DEFINITIONS

     1.1    "Affiliate" . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.2    "Beneficiary" . . . . . . . . . . . . . . . . . . . . . . .    1
     1.3    "Board of Directors"  . . . . . . . . . . . . . . . . . . .    1
     1.4    "Change of Control" . . . . . . . . . . . . . . . . . . . .    1
     1.5    "Committee" . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.6    "Compensation"  . . . . . . . . . . . . . . . . . . . . . .    2
     1.7    "Compensation Deferrals"  . . . . . . . . . . . . . . . . .    3
     1.8    "Disability"  . . . . . . . . . . . . . . . . . . . . . . .    3
     1.9    "Eligibility Amount"  . . . . . . . . . . . . . . . . . . .    3
     1.10   "Eligible Employee" . . . . . . . . . . . . . . . . . . . .    3
     1.11   "Employer"  . . . . . . . . . . . . . . . . . . . . . . . .    3
     1.12   "ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     1.13   "Nonemployee Director"  . . . . . . . . . . . . . . . . . .    3
     1.14   "Participant" . . . . . . . . . . . . . . . . . . . . . . .    3
     1.15   "Participant's Account" or "Account"  . . . . . . . . . . .    3
     1.16   "Plan Year" . . . . . . . . . . . . . . . . . . . . . . . .    3
     1.17   "Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     1.18   "Retirement"  . . . . . . . . . . . . . . . . . . . . . . .    4
     1.19   "SSP" . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     1.20   "Transamerica"  . . . . . . . . . . . . . . . . . . . . . .    4
     1.21   "Transamerica Group"  . . . . . . . . . . . . . . . . . . .    4

SECTION 2
                                PARTICIPATION

     2.1    Participation . . . . . . . . . . . . . . . . . . . . . . .    4
              2.1.1  Initial Elections by Current Eligible
                     Employees and Nonemployee Directors  . . . . . . .    4
              2.1.2  Initial Elections by Newly Eligible
                     Employees  . . . . . . . . . . . . . . . . . . . .    4
              2.1.3  Elections by New Directors . . . . . . . . . . . .    4
              2.1.4  Elections for Subsequent Plan Years  . . . . . . .    4
              2.1.5  Separate Election to Defer Bonuses . . . . . . . .    5
              2.1.6  No Election Changes During Plan Year . . . . . . .    5
              2.1.7  Specific Timing and Method of Election . . . . . .    5
     2.2    Hardship Suspension of Participation  . . . . . . . . . . .    5
              2.2.1  Automatic Suspension . . . . . . . . . . . . . . .    5
              2.2.2  Permissible Suspension . . . . . . . . . . . . . .    5
     2.3    Termination of Participation  . . . . . . . . . . . . . . .    5

SECTION 3
                       COMPENSATION DEFERRAL ELECTIONS

     3.1    Compensation Deferrals  . . . . . . . . . . . . . . . . . .    6
     3.2    Crediting of Compensation Deferrals . . . . . . . . . . . .    6



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                                                                        Page

     3.3    Deemed Interest on Accounts . . . . . . . . . . . . . . . .    6
              3.3.1  Deferral Term of 8 Years or More . . . . . . . . .    6
              3.3.2  Deferral Term of 5 to 7 Years  . . . . . . . . . .    6
              3.3.3  Deferral Term of less than 5 Years . . . . . . . .    6
              3.3.4  Interest Crediting Rules . . . . . . . . . . . . .    7
     3.4    Form of Payment . . . . . . . . . . . . . . . . . . . . . .    7
     3.5    Term of Deferral  . . . . . . . . . . . . . . . . . . . . .    7

SECTION 4
                                 ACCOUNTING

     4.1    Participants' Accounts  . . . . . . . . . . . . . . . . . .    7
     4.2    Participants Remain Unsecured Creditors . . . . . . . . . .    7
     4.3    Accounting Methods  . . . . . . . . . . . . . . . . . . . .    7
     4.4    Reports . . . . . . . . . . . . . . . . . . . . . . . . . .    8

SECTION 5
                                DISTRIBUTIONS

     5.1    Normal Distribution Timing and Rules  . . . . . . . . . . .    8
     5.2    Change of Control . . . . . . . . . . . . . . . . . . . . .    8
     5.3    Special Rule for Death or Disability  . . . . . . . . . . .    8
     5.4    Termination of Employment . . . . . . . . . . . . . . . . .    8
     5.5    Beneficiary Designations  . . . . . . . . . . . . . . . . .    9
              5.5.1  Spousal Consent  . . . . . . . . . . . . . . . . .    9
              5.5.2  Changes and Failed Designations  . . . . . . . . .    9
     5.6    Financial Hardship  . . . . . . . . . . . . . . . . . . . .    9
     5.7    Payments to Incompetents  . . . . . . . . . . . . . . . . .   10
     5.8    Undistributable Accounts  . . . . . . . . . . . . . . . . .   10
     5.9    Payment in Cash or Its Equivalent . . . . . . . . . . . . .   10
     5.10   Committee Discretion  . . . . . . . . . . . . . . . . . . .   10

SECTION 6
                      PARTICIPANT'S INTEREST IN ACCOUNT

     6.1    Compensation Deferral Contributions . . . . . . . . . . . .   10

SECTION 7
                         ADMINISTRATION OF THE PLAN

     7.1    Plan Administrator  . . . . . . . . . . . . . . . . . . . .   10
     7.2    Committee . . . . . . . . . . . . . . . . . . . . . . . . .   10
     7.3    Actions by Committee  . . . . . . . . . . . . . . . . . . .   11
     7.4    Powers of Committee . . . . . . . . . . . . . . . . . . . .   11
     7.5    Decisions of Committee  . . . . . . . . . . . . . . . . . .   11
     7.6    Administrative Expenses . . . . . . . . . . . . . . . . . .   12
     7.7    Eligibility to Participate  . . . . . . . . . . . . . . . .   12
     7.8    Indemnification . . . . . . . . . . . . . . . . . . . . . .   12

SECTION 8



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                                                                        Page

                                   FUNDING

     8.1    Unfunded Plan . . . . . . . . . . . . . . . . . . . . . . .   12

SECTION 9
                     MODIFICATION OR TERMINATION OF PLAN

     9.1    Employers' Obligation is Limited  . . . . . . . . . . . . .   12
     9.2    Right to Amend or Terminate . . . . . . . . . . . . . . . .   12
     9.3    Effect of Termination . . . . . . . . . . . . . . . . . . .   12

SECTION 10
                             GENERAL PROVISIONS

     10.1   Inalienability  . . . . . . . . . . . . . . . . . . . . . .   13
     10.2   Participation by Affiliates . . . . . . . . . . . . . . . .   13
     10.3   Rights and Duties . . . . . . . . . . . . . . . . . . . . .   13
     10.4   Apportionment of Costs and Duties . . . . . . . . . . . . .   13
     10.5   No Effect on Service  . . . . . . . . . . . . . . . . . . .   13
     10.6   Compensation Deferrals Not Counted Under Other
            Employee Benefit Plans  . . . . . . . . . . . . . . . . . .   13
     10.7   Applicable Law  . . . . . . . . . . . . . . . . . . . . . .   14
     10.8   Severability  . . . . . . . . . . . . . . . . . . . . . . .   14
     10.9   Captions  . . . . . . . . . . . . . . . . . . . . . . . . .   14




























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                         TRANSAMERICA CORPORATION
                         DEFERRED COMPENSATION PLAN


          TRANSAMERICA CORPORATION, a Delaware corporation, having previously adopted the Transamerica Deferred Compensation Policy (the "Policy"), and having amended and restated the Policy on several occasions hereby amends and restates the last version of the Policy in the form of this Transamerica Corporation Deferred Compensation Plan (the "Plan"). The Plan is effective as of January 1, 1995. The Plan was established and is maintained for the benefit of (a) a select group of management and highly compensated employees of Transamerica and its participating Affiliates, and (b) members of the Board of Directors who are employees of neither Transamerica nor its Affiliates, in order to provide such employees and directors with certain deferred compensation benefits. The Plan is an unfunded deferred compensation plan that is intended to qualify for the exemptions provided in sections 201, 301, and 401 of ERISA.

                                  SECTION 1
                                 DEFINITIONS

          The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

          1.1 "Affiliate" means any corporation, trade or business which is, together with Transamerica, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended), but only for the period during which such other entity is so affiliated with Transamerica.

          1.2 "Beneficiary" means the person or persons entitled to receive the balance credited to a Participant's Account upon the death of a Participant, as provided in Section 5.5.

          1.3 "Board of Directors" means the Board of Directors of Transamerica, as constituted from time to time.

          1.4 "Change of Control" means the occurrence of any of the following:

          (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of Transamerica (the "Outstanding Company Common Stock") or
     (2) the combined voting power of the then outstanding voting securities of Transamerica entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from Transamerica, (ii) any acquisition by Transamerica, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Transamerica or any corporation controlled by Transamerica or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of paragraph (c);
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         (b)   During the term of any deferral elected by a Participant
     pursuant to his or her deferral election under Section 3.1, individuals who, at the beginning of such term, constitute the entire Board of Directors (the "Incumbent Board"), cease for any reason to constitute a majority of the membership thereof; provided, however, that any individual becoming a director after the beginning of such term whose election, or nomination for election by Transamerica's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

          (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Transamerica (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Transamerica or all or substantially all of Transamerica's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan
     (or related trust) of Transamerica or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

          (d) approval by the shareholders of Transamerica of a complete liquidation or dissolution of Transamerica.

          1.5 "Committee" means the Management Development and Compensation Committee of the Board of Directors, as it may be constituted from time to time. The members of the Committee are appointed by, and serve at the pleasure of, the Board of Directors.

          1.6 "Compensation" means (a) in the case of an Eligible Employee, his or her base salary and bonuses (if any) eligible to be deferred under the Plan, and (b) in the case of a Nonemployee Director, his or her annual retainer, retainer for serving as a committee chairperson (if any), and meeting fees. The Committee, in its discretion, shall from time to time

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designate the types of bonuses which shall be eligible for deferral under the
Plan. A Participant's Compensation shall not include any other type of remuneration.

          1.7 "Compensation Deferrals" means the amounts credited to Participants' Accounts under the Plan pursuant to their deferral elections made pursuant to Section 2.1.

          1.8 "Disability" or "Disabled" means the mental or physical inability of a Participant to perform the regularly assigned duties of his or her service, provided that such inability (a) has continued or is expected to continue for a period of at least twelve (12) months and (b) is evidenced by the certificate of a physician satisfactory to the Committee stating that such inability exists and is likely to be permanent.

          1.9 "Eligibility Amount" means the amount of Compensation required to participate in the Plan as determined annually by the Chief Executive Officer of Transamerica. For 1995, the Eligibility Amount is $150,000.

          1.10 "Eligible Employee" means an employee of an Employer (a) whose Compensation for the year preceding the Plan Year was at least equal to the Eligibility Amount; (b)(1) whose Compensation for the Plan Year is at least $122,000, and (2) who deferred Compensation under the Transamerica Deferred Compensation Policy for a term which, when added to the number of years over which the Participant's Account was scheduled to be paid, exceeded five (5) years; or (c) whose annual base salary rate at the time of hire is greater than or equal to the Eligibility Amount (in the case of an individual who is hired during a Plan Year). Whether an employee's Compensation or annual base salary rate is at least equal to the Eligibility Amount shall be determined pursuant to procedures adopted by the Committee from time to time.

          1.11 "Employer" means Transamerica and each of its Affiliates that adopts the Plan as a participating Employer. With respect to an individual Participant, Employer means (a) in the case of an Eligible Employee, Transamerica or the Affiliate that has adopted the Plan and that directly employs such Participant, and (b) in the case of a Nonemployee Director, Transamerica.

          1.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          1.13 "Nonemployee Director" means a member of the Board of Directors who is an employee of neither Transamerica nor of any Affiliate.

          1.14 "Participant" means an Eligible Employee or Nonemployee Director who (a) has become a Participant in the Plan pursuant to Section 2.1 and (b) has not ceased to be a Participant pursuant to Section 2.3.

          1.15 "Participant's Account" or "Account" means as to any Participant the separate account maintained on the books of Transamerica in order to reflect his or her interest under the Plan.

          1.16  "Plan Year" means the calendar year.



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         1.17  "Plan" means the Transamerica Corporation Deferred
Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

          1.18 "Retirement" means (a) in the case of an Eligible Employee, the Participant's termination of employment with Transamerica and all of its Affiliates on account of his or her retirement at or after his or her earliest permissible retirement date under his or her Employer's tax-qualified retirement plan, and (b) in the case of a Nonemployee Director, the Participant's termination of service on the Board of Directors at or after his or her earliest permissible retirement date under Transamerica's Nonemployee Director Retirement Plan.

          1.19 "SSP" means the Transamerica Corporation Employees Stock Savings Plan, as hereafter amended from time to time.

          1.20 "Transamerica" means Transamerica Corporation, a Delaware corporation.

          1.21 "Transamerica Group" means the group of corporations including Transamerica and its 50% or more owned Affiliates.


                                  SECTION 2
                                PARTICIPATION

          2.1 Participation. The decision of each Eligible Employee and Nonemployee Director to become a Participant shall be entirely voluntary.

                  2.1.1 Initial Elections by Current Eligible Employees and Nonemployee Directors. An Eligible Employee or Nonemployee Director may elect to become a Participant for the 1995 Plan Year by electing, no later than December 31, 1994, to make Compensation Deferrals. An election under this
Section 2.1.1 to make Compensation Deferrals shall be effective only for the 1995 Plan Year.

                  2.1.2 Initial Elections by Newly Eligible Employees. Each Eligible Employee who is hired during the 1995 Plan Year or a subsequent Plan Year may elect to become a Participant for that Plan Year by electing, within thirty calendar days of the date of his or her hire, to make Compensation Deferrals. An election under this Section 2.1.2 to make Compensation Deferrals shall be effective only for the remainder of the Plan Year with respect to which the election is made.

                  2.1.3 Elections by New Directors. Each individual who is elected a Nonemployee Director during a Plan Year may elect to become a Participant in the Plan for that Plan Year by electing, within thirty calendar days of the effective date of his or her election to the Board of Directors, to make Compensation Deferrals under the Plan. An election under this
Section 2.1.3 to make Compensation Deferrals shall be effective only for the remainder of the Plan Year with respect to which the election is made.

                  2.1.4 Elections for Subsequent Plan Years. An Eligible Employee or Nonemployee Director may elect to become a Participant (or to continue or reinstate his or her active participation) in the Plan for any subsequent Plan Year by electing, no later than December 31 of the preceding Plan Year, to make Compensation Deferrals under the Plan. An election under


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this Section 2.1.4 to make Compensation Deferrals shall be effective only for the Plan Year with respect to which the election is made.

                  2.1.5 Separate Election to Defer Bonuses. Each Eligible Employee shall make a separate Compensation Deferral election with respect to the bonus portion(s) (if any) of his or her Compensation. An Eligible Employee's Compensation Deferral election with respect to his or her bonus(es) shall be made no later than December 31 of the Plan Year immediately preceding the Plan Year during which the Eligible Employee will perform the services for which a bonus may be paid, except to the limited extent provided in Section 2.1.2.

                  2.1.6 No Election Changes During Plan Year. After the beginning of a Plan Year, a Participant shall not be permitted to change or revoke his or her deferral election for such Plan Year, except to the limited extent provided in Section 2.2.

                  2.1.7 Specific Timing and Method of Election. Notwithstanding any contrary provision of this Section 2.1, the Director of Compensation of Transamerica (the "Director"), in his or her sole discretion, shall determine the manner and deadlines for Participants to make Compensation Deferral elections. The deadlines prescribed by the Director may be earlier than the deadlines specified in Sections 2.1.1, 2.1.2, 2.1.3, 2.1.4, and 2.1.5, but shall not be later than such specified deadlines.

          2.2   Hardship Suspension of Participation.

                  2.2.1 Automatic Suspension. In the event that a Participant receives a financial hardship withdrawal from the SSP or any other plan which is maintained by one or more members of the Transamerica Group and which contains a qualified cash or deferred arrangement under section 401(k) of the Code (collectively, the "Plans"), the Participant's Compensation Deferrals under the Plan (if any) shall be suspended for a period of twelve
(12) months from the date that the Participant received such hardship withdrawal.

                  2.2.2 Permissible Suspension. In the event that a Participant incurs a "financial hardship" (as defined in this Section 2.2.2), the Committee, in its sole discretion, may suspend the Participant's Compensation Deferrals for the remainder of the Plan Year. However, an election to make Compensation Deferrals under Section 2.1 shall be irrevocable as to amounts deferred as of the effective date of any suspension in accordance with this Section 2.2.2. For purposes of the Plan, a "financial hardship" shall mean a severe financial emergency which is caused by a sudden and unexpected accident, illness or other event beyond the control of the Participant which would, if no suspension of deferrals (or accelerated distribution under Section 5.6) were made, result in severe financial burden to the Participant or a member of his or her immediate family. Also, a financial hardship does not exist to the extent that the hardship may be relieved by (a) reimbursement or compensation by insurance, (b) liquidation of the Participant's other assets (to the extent such liquidation would not itself cause severe financial hardship), or (c) any loan available to the Participant (to the extent the payments on such loan would not themselves cause severe financial hardship).

          2.3 Termination of Participation. An Eligible Employee or Nonemployee Director who has become a Participant shall remain a Participant until his or her entire vested Account balance is distributed. However, an

                                      5
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individual who has become a Participant may or may not be an active
Participant making Compensation Deferrals for a particular Plan Year, depending upon whether he or she has elected to make Compensation Deferrals for such Plan Year.


                                  SECTION 3
                       COMPENSATION DEFERRAL ELECTIONS

          3.1 Compensation Deferrals. At the times and in the manner prescribed in Section 2.1, each Eligible Employee or Nonemployee Director may elect to defer portions of his or her Compensation and to have the amounts of such deferrals credited to his or her Account. For each Plan Year, an Eligible Employee may elect to defer an amount equal to any percentage or any specific dollar amount of his or her Compensation, provided that the percentage or dollar amount elected by the Participant shall result in an expected deferral of not less than $5,000 of his or her Compensation. For each Plan Year, a Nonemployee Director may elect to defer an amount equal to any percentage or specific dollar amount of his or her Compensation, provided that (a) the percentage or dollar amount elected by the Participant shall result in an expected deferral of not less than $5,000 of his or her Compensation, and (b) the Participant shall elect a percentage with respect to his or her meeting fees, and such percentage shall be either 0% or 100%. Notwithstanding any contrary provision of the Plan, the Committee may reduce a Participant's Compensation Deferrals to the extent necessary to satisfy any required deductions for welfare plans or any deductions required by law.

          3.2 Crediting of Compensation Deferrals. The amounts deferred pursuant to Section 3.1 shall reduce the Participant's Compensation for the Plan Year and shall be credited to the Participant's Account as of the last day of the month in which the amounts (but for the deferral) would have been paid to the Participant. For each Plan Year, the exact dollar amount to be deferred from each Compensation payment shall be determined by the Committee under such formulae as it shall adopt from time to time.

          3.3 Deemed Interest on Accounts. Each Participant's Account shall be credited with deemed interest as of the end of each month. The annual rate for crediting deemed interest shall be based on the term of deferral elected by the Participant pursuant to Section 3.5, as follows:

                  3.3.1 Deferral Term of 8 Years or More. Subject to Section 5, amounts deferred from a Participant's Compensation for 8 years or more shall be credited at the end of each month with interest at an annual rate (which rate shall be adjusted annually) equal to the Moody's A Rated Corporate Bond Yield average for November of the immediately preceding Plan Year, plus 3%.

                  3.3.2 Deferral Term of 5 to 7 Years. Subject to Section 5, amounts deferred from a Participant's Compensation for 5, 6 or 7 years shall be credited at the end of each month with interest at an annual rate (which rate shall be adjusted annually) equal to the Moody's A Rated Corporate Bond Yield average for November of the immediately preceding Plan Year, plus 2%.

                  3.3.3  Deferral Term of less than 5 Years.  Subject to
Section 5, amounts deferred from a Participant's Compensation for less than 5 years shall be credited at the end of each month with interest at an annual rate equal to the average rate paid by 10-year U.S. Treasury Notes during that month; provided, however, that, for the month of deferral which immediately

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
precedes payout of amounts deferred for less than 5 years (the "Last Month"), interest will be credited at the rate in effect for the month which immediately precedes the Last Month.

                  3.3.4  Interest Crediting Rules.  Deemed interest under this
Section 3.3 shall be calculated using a 360-day year and shall be compounded on a monthly basis. The exact dollar amount to be credited as deemed interest to any Participant's Account shall be determined by the Committee under such formulae as it shall adopt from time to time.

          3.4 Form of Payment. Each Participant shall indicate on his or her deferral election made pursuant to Section 3.1 the form of payment for Compensation Deferrals made pursuant to such election. A Participant may elect (a) a lump sum payment, or (b) a fixed number of annual installment payments (not to exceed 10); provided, however, that a Participant who elects to receive annual installments shall receive payment in a lump sum if:
(a) the Participant terminates his or her service with the Transamerica and all Affiliates for a reason other than Retirement, death or disability, or
(b) distribution to the Participant is accelerated due to a change of control, or the Participant's death or Disability. A Participant's election as to the form of payment shall be irrevocable and shall apply to all amounts credited to the Participant's Account during the Plan Year with respect to which the election is made.

          3.5 Term of Deferral. Each Participant shall indicate on his or her deferral election made pursuant to Section 3.1 the time for payment for Compensation Deferrals (and deemed interest thereon) made pursuant to such election. A Participant may elect a term of deferral equal to any whole number (not less than one) of calendar years specified in his or her deferral election. In addition, pursuant to such procedures as the Committee may adopt from time to time, a Participant may elect a term of deferral which ends upon the later of the expiration of a specified period or the occurrence of a specific event (for example, the later of ten years or Retirement). If a Participant makes such an alternative election, the rate for crediting deemed interest on the deferral shall be based on the elected term of years for such deferral, but subject to Section 5.4. A Participant's election as to the term of deferral shall be irrevocable and shall apply to all amounts credited to the Participant's Account during the Plan Year with respect to which the election is made.


                                  SECTION 4
                                 ACCOUNTING

          4.1 Participants' Accounts. For each Plan Year, at the direction of the Committee, there shall be established and maintained on the books of Transamerica, a separate Account for each Participant to which shall be credited all Compensation Deferrals made by the Participant during such Plan Year, and the deemed interest on such Compensation Deferrals.

          4.2 Participants Remain Unsecured Creditors. All amounts credited to a Participant's Account under the Plan shall continue for all purposes to be a part of the general assets of Transamerica. Each Participant's interest in the Plan shall make him or her only a general, unsecured creditor of Transamerica.

          4.3 Accounting Methods. The accounting methods or formulae to be used under the Plan for the purpose of maintaining the Participants'

Accounts, including the calculation and crediting of any deemed interest shall be determined by the Committee in its sole discretion. The accounting methods or formulae selected by the Committee may be revised from time to time.

          4.4 Reports. Each Participant shall be furnished with periodic statements of his or her Account, reflecting the status of his or her interest in the Plan, at least annually.


                                  SECTION 5
                                DISTRIBUTIONS

          5.1 Normal Distribution Timing and Rules. Subject to Sections 5.2, 5.3, and 5.4, distribution of the balance credited to a Participant's Account shall commence as soon as administratively practicable after the end of the term(s) of deferral elected by the Participant under Section 3.5, in accordance with the following rules. If the Participant elected a lump sum, payment shall be made as of the first business day of the calendar year next following the last year of the term of deferral, in an amount equal to the amount credited to the Participant's Account as of the end of the last year of deferral. If the Participant elected annual installments, the first installment shall be paid as of the first business day of the calendar year next following the last year of the term of deferral, and subsequent installments shall be paid to the Participant as near as administratively practicable to each anniversary of the first installment payment. The amount of each installment shall equal the amount credited to the Participant's Account as of the December 31 next preceding the date of payment, divided by the number of installments remaining to be made. While a Participant's Account is in installment payout status, the unpaid balance credited to the Participant's Account shall continue to be credited with deemed interest under
Section 3.3.

          5.2 Change of Control. If there is a Change of Control, the balance then credited to a Participant's Account shall be distributed to him or her in a lump sum as soon as administratively practicable after the date of the Change of Control. Deemed interest shall be credited prior to any such accelerated distribution in accordance with the terms of the Participant's deferral election. The amount of any such accelerated lump sum distribution shall be equal to (a) the amount credited to the Participant's Account as of the end of the month next preceding the month in which payment is made, plus
(b) any amount that the Participant deferred but which has not yet been credited to his or her Account.

          5.3 Special Rule for Death or Disability. If a Participant dies or becomes Disabled, the balance then credited to his or her Account shall be distributed to the Participant (or his or her Beneficiary) at the time and in the form elected by the Participant pursuant to Sections 3.4 and 3.5; provided, however, that the Committee, in its sole discretion, may elect to distribute such amount in a lump sum as soon as administratively practicable after the date of death or Disability. Deemed interest shall be credited prior to any such accelerated distribution in accordance with the terms of the Participant's deferral election.

          5.4 Termination of Employment. If a Participant terminates his or her employment with Transamerica and all of its Affiliates for a reason other than death, Disability or Retirement, the balance then credited to his or her Account shall be distributed to him or her in a lump sum as soon as administratively practicable after such termination. Deemed interest shall be credited prior to any such accelerated distribution in accordance with the terms of the Participant's deferral election. Notwithstanding the preceding sentence, if (a) distribution of the Participant's Account has not commenced prior to the date of such termination, and (b) either (1) the Participant voluntarily terminated employment or service, or (2) the Participant's employment was terminated for "cause", deemed interest shall be recomputed and credited prior to any such accelerated distribution based on the average 10-year U.S. Treasury Note rate (in the manner described in Section 3.3.3). For purposes of this Section 5.4, termination of employment for "cause" shall mean termination on account of the Participant's (a) commission of any criminal act (other than minor traffic violations), and/or (b) gross negligence or willful misconduct in the performance of his or her duties of employment.

          A transfer of employment between any two corporations within the Transamerica Group shall not be deemed to be a termination of employment for purposes of this Section 5.4. A transfer of employment shall include a transfer on account of the sale of assets by one member of the Transamerica Group to another member of the Transamerica Group. In the event that a Participant's Employer ceases to be a member of the Transamerica Group by reason of the sale (or spin-off) of the stock of the Employer by Transamerica, such cessation shall not in itself be deemed to constitute a termination of employment for purposes of this Section 5.4.

          5.5 Beneficiary Designations. Each Participant may, pursuant to such procedures as the Committee may specify, designate one or more Beneficiaries.

                  5.5.1 Spousal Consent. If a Participant does not designate his or her spouse as sole primary Beneficiary, the beneficiary designation shall be ineffective unless such spouse consents to the designation. Any spousal consent required under this Section 5.5 shall be ineffective unless it is set forth in writing and signed by the spouse. Notwithstanding the preceding, if the Participant establishes to the satisfaction of Transamerica that written spousal consent may not be obtained because the spouse cannot be located, his or her designation shall be effective without a spousal consent. Any spousal consent required under this Section 5.5 shall be valid only with respect to the spouse who signs the consent.

                  5.5.2 Changes and Failed Designations. A Participant may change or revoke Beneficiary designations by delivering a new designation (or revocation) in the manner described in Section 5.5.1. Any designation or revocation shall be effective only if it is received by Transamerica.
However, when so received, the designation or revocation shall be effective as of the date the notice is executed (whether or not the Participant still is living), but without prejudice to Transamerica on account of any payment made before the change is recorded. The last effective designation received by Transamerica shall supersede all prior designations. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant's Account shall be payable (a) to his or her surviving spouse, or (b) if the Participant is not survived by his or her spouse, to his or her beneficiary under the Employer's group-term life insurance program (if any), or (c) if no one survives or no such program exists, to his or her estate.

          5.6 Financial Hardship. In the event that a Participant incurs a "financial hardship" (as defined in Section 2.2), the Committee, in its sole discretion and notwithstanding any contrary provision of the Plan, may determine that all or part of the Participant's Account shall be paid to him or her immediately; provided, however, that (a) the amount paid to the Participant pursuant to this Section 5.6 shall be limited to the amount reasonably necessary to alleviate the Participant's hardship, and (b) payment under this Section 5.6 may not be made to the extent that the hardship may be relieved by suspension of the Participant's Compensation Deferrals in accordance with Section 2.2.

          5.7 Payments to Incompetents. If any individual to whom a benefit is payable under the Plan is a minor or legally incompetent, the Committee shall determine whether payment shall be made directly to the individual, any person acting as his or her custodian or legal guardian under the California Uniform Transfers to Minors Act, his or her legal representative or a near relative, or directly for his or her support, maintenance or education.

          5.8 Undistributable Accounts. Each Participant (and in the event of the Participant's death, his or her Beneficiary) shall keep the Committee advised of his or her current address. If the Committee is unable to locate the Participant or Beneficiary to whom a Participant's Account is payable under this Section 5, the Participant's Account shall continue to be credited with deemed interest pursuant to Section 3.3. Accounts that, in accordance with the preceding sentence, have been undistributable for a period of 35 months shall be forfeited as of the end of the 35th month. If a Participant whose Account was forfeited under this Section 5.8 (or his or her Beneficiary) files a claim for distribution of the Account after the date that it was forfeited, and if the Committee determines that such claim is valid, then the forfeited balance shall be paid in a lump sum cash payment as soon as practicable thereafter.

          5.9 Payment in Cash or Its Equivalent. All payments from the Plan shall be made in cash or its equivalent.

          5.10 Committee Discretion. Within the specific time periods described in this Section 5, the Committee shall have sole discretion to determine the specific timing of the payment of any Account balance under the Plan.


                                  SECTION 6
                      PARTICIPANT'S INTEREST IN ACCOUNT

          6.1 Compensation Deferral Contributions. Subject to Sections 8.1 (relating to creditor status) and 9.2 (relating to amendment and/or termination of the Plan), a Participant's interest in the balance credited to his or her Account at all times shall be 100% vested and nonforfeitable.


                                  SECTION 7
                         ADMINISTRATION OF THE PLAN

          7.1 Plan Administrator. Transamerica is hereby designated as the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA).

          7.2 Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

         7.3 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

          7.4 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following powers:

          (a) To interpret and determine the meaning and validity of the provisions of the Plan and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or any amendment thereto;

          (b) To determine any and all considerations affecting the eligibility of any employee or director to become a Participant or remain a Participant in the Plan;

          (c) To cause one or more separate Accounts to be maintained for each Participant;

          (d) To cause Compensation Deferrals and deemed interest to be credited to Participants' Accounts;

          (e) To establish and revise an accounting method or formula for the Plan, as provided in Section 4.3;

          (f) To determine the status and rights of Participants and their spouses, Beneficiaries or estates;

          (g) To employ such counsel, agents and advisers, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

          (h) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

          (i) To arrange for annual distribution to each Participant of a statement of benefits accrued under the Plan;

          (j) To publish a claims and appeal procedure satisfying the minimum standards of section 503 of ERISA pursuant to which individuals or estates may claim Plan benefits and appeal denials of such claims;

          (k) To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan; and

          (l) To decide all issues and questions regarding Account balances, and the time, form, manner, and amount of distributions to Participants.

          7.5 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

         7.6 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers.

          7.7 Eligibility to Participate. No member of the Committee who also is an Eligible Employee or Nonemployee Director shall be excluded from participating in the Plan, but as a member of the Committee, he or she shall not be entitled to act or pass upon any matters pertaining specifically to his or her own Account.

          7.8 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board of Directors, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.


                                  SECTION 8
                                   FUNDING

          8.1 Unfunded Plan. All amounts credited to a Participant's Account under the Plan shall continue for all purposes to be a part of the general assets of Transamerica. The interest of the Participant in his or her Account, including his or her right to distribution thereof, shall be an unsecured claim against the general assets of Transamerica. Nothing contained in the Plan shall give any Participant or Beneficiary any interest in or claim against any specific assets of Transamerica.


                                  SECTION 9
                     MODIFICATION OR TERMINATION OF PLAN

          9.1 Employers' Obligation is Limited. The Employers intend to continue the Plan indefinitely, and to maintain each Participant's Account until it is scheduled to be paid to him or her in accordance with the provisions of the Plan. However, the Plan is voluntary on the part of the Employers, and the Employers do not guarantee to continue the Plan. Transamerica at any time may amend the Plan, suspend Compensation Deferrals, or discontinue Compensation Deferrals, with or without cause.

          9.2 Right to Amend or Terminate. The Board of Directors reserves the right to alter, amend or terminate the Plan, or any part thereof, at any time and for any reason.

          9.3 Effect of Termination. If the Plan is terminated pursuant to this Section 9, the balances credited to the Accounts of the affected Participants shall be distributed to them at the time and in the manner set forth in Section 5; provided, however, that the Committee, in its sole discretion, may authorize accelerated distribution of Participants' Accounts as of any earlier date.

                                SECTION 10
                             GENERAL PROVISIONS

          10.1 Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant's interest in the Plan is not transferable pursuant to a domestic relations order.

          10.2 Participation by Affiliates. One or more Affiliates of Transamerica may become participating Employers by adopting the Plan. By adopting the Plan, an Affiliate is deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority to the Board of Directors to amend the Plan and the provisions granting exclusive authority to the Committee to administer and interpret the Plan. Any Affiliate may terminate its participation in the Plan at any time by resolution of its board of directors. The liabilities incurred under the Plan to the Participants shall be solely the liabilities of Transamerica, and no other Employer shall be liable for benefits accrued under the Plan. An Affiliate's participation in the Plan shall be deemed terminated if it ceases to be a member of the Transamerica Group.

          10.3 Rights and Duties. Neither the Employers nor the Committee shall be subject to any liability or duty under the Plan except as expressly provided in the Plan, or for any action taken, omitted or suffered in good faith.

          10.4 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by Transamerica for itself and its Affiliates, and the costs of the Plan may be equitably apportioned by the Committee among Transamerica and the other Employers.

          10.5 No Effect on Service. Neither the establishment or maintenance of the Plan, the making of any Compensation Deferrals nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee or Nonemployee Director, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

          10.6 Compensation Deferrals Not Counted Under Other Employee Benefit Plans. Compensation Deferrals under the Plan will not be considered for purposes of contributions or benefits under any other employee benefit plan sponsored by the Employers, except that (a) to the extent specifically provided in the Transamerica Corporation Supplemental Pension Plan and the Transamerica Corporation Nonemployee Director Retirement Plan, Compensation Deferrals will be considered for purposes of determining an individual's benefit (if any) under such Plans, and (b) pursuant to such procedures as the Committee, in its discretion, may adopt from time to time, Compensation Deferrals will be eligible to be credited with employer matching contributions under the SSP+ (or such other plan as the Committee may designate).

         10.7 Applicable Law. The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA, and to the extent not preempted by ERISA, with the laws of the State of California.

          10.8 Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and in lieu of each provision which is held invalid or unenforceable, there shall be added as part of the Plan a provision that shall be as similar in terms to such invalid or unenforceable provision as may be possible and be valid, legal, and enforceable.

          10.9 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

                                  EXECUTION

          IN WITNESS WHEREOF, Transamerica, by its duly authorized officers, has executed the Plan on the date indicated below.

                                        TRANSAMERICA CORPORATION


Dated: ____________, 1994              By: _____________________________
                                               Title:


Dated: ____________, 1994              And By: _________________________
                                                   Title: